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                                                                  EXHIBIT 10.19

                                MEMORANDUM
DATE:    APRIL 21, 1999
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                  The following sets forth the agreement between Fred Silverman
Productions, Inc. ("FSP") and Lightpoint Entertainment, Inc. ("Lightpoint") with respect to television projects to be jointly developed and produced by FSP and Lightpoint.

                  1. FSP and Lightpoint shall work together on a non-exclusive basis to develop, produce and arrange for financing, exploitation and distribution of various television programs (the "Programs"). The Programs will be based on ideas, concepts, properties and/or materials submitted by one or both of the parties hereto and accepted for development by both parties pursuant to the terms hereof. Neither party shall be obligated to offer any particular idea, property, production or project (collectively, a "Program Concept") to the other. In the event one party offers a Program Concept to the other and the party receiving the offer rejects said Program Concept, the offering party may proceed to develop and produce the Program Concept freely without any obligation whatsoever to the rejecting party.

                  2. FSP and Lightpoint shall contribute, respectively, the non-exclusive services of Fred Silverman ("Silverman") and an individual designated by Lightpoint and approved by Silverman ("the Approved Designee") to render services as, when and where reasonably required to develop and produce the Programs. FSP and Lightpoint each will be entitled to an equal executive producer fee as set forth in the approved budget of each Program. Lightpoint will be attached as the production services entity of each Program, where appropriate, including but not limited to any and all animation and CGI special effects services. Additionally, Silverman and the Approved Designee each will receive an executive producer credit and FSP and Lightpoint each will receive a production credit in connection with each Program (with Silverman and FSP in first position). Lightpoint also may receive a separate special effects credit (where applicable).

                  3. All creative, artistic and business decisions relating to
(a) the development, production, distribution and exploitation of Programs (including, without limitation, relating to budgets, all talent, deficit financing, and/or third party financing/distribution agreements) and (b) the exploitation of all ancillary and subsidiary rights will be subject to the mutual approval of FSP and Lightpoint.

                  4. The Programs, as well as all ancillary and subsidiary rights therein (including, without limitation, music publishing, merchandising, publications, sequels, remakes and television spin-off series rights) will be owned in equal parts by FSP and Lightpoint.

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                  5. FSP and Lightpoint will share equally all profits
(including without limitation all royalties) from the exploitation of the Programs and the ancillary and subsidiary rights thereto and any other back-end compensation in connection therewith. The Programs' losses and expenses as well as the responsibility for interim financing, if any, and loss financing will be mutually determined by FSP and Lightpoint.

                  6. FSP and Lightpoint will share equally in any turnaround/reversion rights with respect to the Programs, including with respect to any spin-off, sequel, prequel or remake (the development and production of which will be subject to FSP and Lightpoint's mutual approval).

                  7. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and wholly performed therein. Nothing contained in this agreement shall constitute a partnership between or joint venture by the parties hereto, or constitute either party the agent of the other.

                  8. The balance of this agreement will be such terms within customary industry parameters as are mutually agreed to after good faith negotiations. Unless and until FSP and Lightpoint enter into a more formal agreement, this deal memo will constitute a binding agreement between the parties, will supersede any prior or contemporaneous agreements, and may not be waived or amended, except by a written instrument signed by the party to be charged.

ACKNOWLEDGED AND AGREED TO:

FRED SILVERMAN PRODUCTIONS, INC.

By:_________________________

Its:________________________

LIGHTPOINT ENTERTAINMENT, INC.

By:__________________________